UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2022

Mandiant, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36067	20-1548921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11951 Freedom Drive, 6th Floor

Reston, VA 20190

(Address of principal executive offices, including zip code)

(703) 935-1700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MNDT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On March 7, 2022, Mandiant, Inc. (“Mandiant”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Google LLC, a Delaware limited liability company (“Parent”), and Dupin Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into Mandiant (the “Merger”), with Mandiant surviving the Merger and becoming a wholly owned subsidiary of Parent (the “Surviving Corporation”).

Mandiant’s Board of Directors (the “Board”) unanimously (1) determined that the transactions contemplated by the Merger Agreement, including the Merger, are in the best interests of Mandiant and its stockholders; and (2) approved the Merger Agreement and the transactions contemplated by the Merger Agreement (including the Mandiant Voting Agreements (as defined below)). The Board also unanimously resolved to recommend that Mandiant’s stockholders vote to adopt and approve the Merger Agreement and the Merger.

Under the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of Mandiant’s common stock, except as provided in the Merger Agreement, will be converted into the right to receive $23.00 in cash, without interest (the “Per Share Price”). Following the Merger, each issued and outstanding share of Mandiant’s common stock will no longer be outstanding and will automatically be canceled and cease to exist.

At or immediately prior to the effective time of the Merger, Mandiant’s equity-based awards will be treated in the following manner:

•	Each vested restricted stock unit award that is outstanding immediately prior to the effective time of the Merger will be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product obtained by multiplying (1) the amount of the Per Share Price (less the exercise or purchase price per share, if any, attributable to such equity-based award) by (2) the total number of shares of Mandiant’s common stock subject to such equity-based award.

•	Each unvested restricted stock unit award that is outstanding immediately prior to the effective time of the Merger will be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product obtained by multiplying (1) the amount of the Per Share Price by (2) the total number of shares of Mandiant’s common stock subject to such equity-based award (except that, with respect to any such equity-based award that, immediately prior to the effective time of the Merger, remains subject to performance vesting conditions, the performance metrics of such award will be deemed achieved at the maximum level of achievement of the award’s performance metrics). Such cash amount will, subject to the holder’s continued service with Parent and its affiliates (including Mandiant) through the applicable vesting dates, vest and be payable in accordance with the existing service-based vesting schedule of such equity-based award).

At or immediately prior to the effective time of the Merger, Mandiant’s stock options will be treated in the following manner:

•	Each stock option that is outstanding and unexercised immediately prior to the effective time of the Merger will accelerate vesting in full and be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product obtained by multiplying (1) the amount of the Per Share Price (less the exercise price per share attributable to such stock option) by (2) the total number of shares of Mandiant’s common stock issuable upon exercise in full of such option.

•	Any stock option, whether vested or unvested, for which the exercise price per share attributable to such stock option is equal to or greater than the Per Share Price will be canceled without any cash payment being made in respect thereof.

Consummation of the Merger is subject to the satisfaction or waiver of customary closing conditions, including: (1) approval of the Merger Agreement by the holders of Mandiant’s common stock and convertible preferred stock (on an as-converted to common stock basis), voting together as a single class; (2) the expiration or termination of the waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and clearance under the antitrust and foreign investment laws of certain non-United States jurisdictions; and (3) the absence of any law or order restraining, enjoining or otherwise prohibiting the Merger or the conversion of the convertible preferred stock into common stock in connection with the Merger (the “Transactions”) or any governmental authority requiring or imposing certain remedial actions.

Mandiant made customary representations, warranties and covenants for the benefit of Parent and Merger Sub in the Merger Agreement. Each of Parent and Merger Sub also made customary representations, warranties and covenants for the benefit of Mandiant in the Merger Agreement.

Upon the execution of the Merger Agreement, Mandiant became subject to customary “no-shop” restrictions on its ability (and the ability of its subsidiaries and representatives), except as permitted by the Merger Agreement, to (1) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist any alternative acquisition proposals from third parties; or (2) provide nonpublic information to, or participate in discussions or negotiations with, third parties regarding alternative acquisition proposals.

The Merger Agreement contains certain termination rights for Mandiant and Parent. Upon termination of the Merger Agreement under specified circumstances, Mandiant will be required to pay Parent a termination fee of $197,000,000. Specifically, this termination fee is payable by Mandiant to Parent if the Merger Agreement is terminated by (1) (a) Parent or Mandiant upon the non-occurrence of the effective time of the Merger by the Termination Date (as defined below), (b) Parent or Mandiant upon the failure to obtain the Requisite Stockholder Approval (as defined in the Merger Agreement) at the Company Stockholder Meeting (as defined in the Merger Agreement), or (c) Parent, if Mandiant has breached or failed to perform any of its obligations under the Merger Agreement and such breach or failure would result in the failure of a closing condition, if in the case of each of the foregoing clauses (a) through (c), following the execution of the Merger Agreement, an Acquisition Proposal (as defined in the Merger Agreement) has been publicly announced or disclosed to the Board and not withdrawn and within one year of such termination, Mandiant consummates an Acquisition Transaction (as defined in the Merger Agreement) or enters into an agreement for an Acquisition Transaction that is subsequently consummated (or is terminated but a subsequent Acquisition Transaction is then consummated), (2) Parent upon (a) the Board’s determination to change its recommendation with respect to the Merger, (b) Mandiant’s entry into an Alternative Acquisition Agreement (as defined in the Merger Agreement), or (c) Mandiant’s material and willful breach of its “no-shop” restrictions or covenants relating to the Company Stockholder Meeting, or (3) Mandiant if, prior to receiving the Requisite Stockholder Approval, Mandiant receives a Superior Proposal (as defined in the Merger Agreement) and the Board authorizes, and Mandiant enters into, a definitive Alternative Acquisition Agreement for the Acquisition Transaction contemplated by such Superior Proposal.

Conversely, upon termination of the Merger Agreement under certain other specified circumstances, Parent will be required to pay Mandiant a termination fee, the amount of which varies based on the date on which a termination notice is delivered. Specifically, this termination fee is payable by Parent to Mandiant if the Merger Agreement is terminated (1) by Parent or Mandiant upon the non-occurrence of the effective time of the Merger by the Termination Date if (a) at least one of the closing conditions requiring (i) the receipt of certain antitrust and foreign investment clearances, (ii) the absence of any law, injunction or order preventing, materially restraining or materially impairing the Transactions (to the extent relating to antitrust and foreign investment laws) or (iii) the absence of any antitrust or foreign investment law (or of any order under such law) imposing certain remedial actions in connection with the Transactions (clauses (i), (ii) and (iii), the “Clearance Conditions”) has not been satisfied or waived; (b) such non-satisfaction is not primarily caused by a material breach by Mandiant of the Merger Agreement; and (c) all other conditions to the obligations of Parent and Merger Sub under the Merger Agreement have been satisfied or waived (or, in the case of those conditions that by their terms are to be satisfied at the closing, such conditions are capable of being satisfied if the closing were to occur); or (2) by Parent or Mandiant if all of the other conditions of Parent and Merger Sub to closing have been satisfied or waived but (a) (i) a law, injunction or order preventing, materially restraining or materially impairing the Transactions; or (b) with respect to Parent only, any antitrust or foreign investment law (or any order under such a law) that imposes certain remedial actions in connection with the Transactions, in each case, has become final and non-appealable (and a material breach by Mandiant is not the primary cause of such law, injunction or order becoming final and non-appealable or failing to be removed or such remedy action being imposed). The amount of the termination fee will be (1) $328,000,000 if the relevant termination notice is delivered on or prior to 11:59 p.m., Pacific Time, on March 7, 2023, (2) $394,000,000 if the relevant termination notice is delivered after 11:59 p.m., Pacific Time, on March 7, 2023 but on or prior to 11:59 p.m., Pacific Time, on June 7, 2023 and (3) $460,000,000 if the relevant termination notice is delivered after 11:59 p.m., Pacific Time, on June 7, 2023.

Either Mandiant or Parent may terminate the Merger Agreement if the Merger is not consummated by 11:59 p.m., Pacific Time, on March 7, 2023 (the “Termination Date”), except that (a) if as of the Termination Date, any of the Clearance Conditions have not been satisfied, then the Termination Date shall automatically be extended (without any action required by any party) to 11:59 p.m., Pacific Time, on June 7, 2023; and (b) if as of 11:59 p.m., Pacific Time, on June 7, 2023, any of the Clearance Conditions have not been satisfied, then the Termination Date shall automatically be extended (without any action required by any party) to 11:59 p.m., Pacific Time, on September 7, 2023.

The Merger Agreement contains representations and warranties by each of Parent, Merger Sub and Mandiant. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement;

•	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

•	were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 and is incorporated by reference.

Voting Agreements

In connection with the Merger Agreement, on March 7, 2022, Mandiant’s chief executive officer and each of the holders of Mandiant’s preferred stock, solely in their respective capacities as stockholders of Mandiant, entered into Voting and Support Agreements or Conversion, Voting and Support Agreements with Parent and Mandiant (the “Mandiant Voting Agreements”) pursuant to which each such stockholder agreed, among other things, (1) during the term of its Mandiant Voting Agreement and subject to certain exceptions as set forth therein, to vote the shares of Mandiant’s common stock and convertible preferred stock held by it (a) in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated thereby, (b) against any alternative acquisition proposal, and (c) against any other action or agreement that is intended, or would reasonably be likely to materially impede or materially delay the Merger or the transactions contemplated by the Merger Agreement; and (2) in the case of a holder of Mandiant’s convertible preferred stock, to take all steps necessary to convert all of such stockholder’s shares of Mandiant’s preferred stock into shares of common stock, including delivering to Mandiant a conversion notice in respect of their convertible preferred stock concurrently with the execution and delivery of the Mandiant Voting Agreements. The stockholders subject to the Mandiant Voting Agreements have agreed to vote shares beneficially owned by them representing in the aggregate approximately 10.6% of the outstanding shares of Mandiant’s common stock on an as-converted basis as of March 7, 2022. The Mandiant Voting Agreements terminate upon the earliest to occur of (1) the termination of the Merger Agreement in accordance with its terms, (2) the effective time of the Merger, (3) the entry into amendments or modifications to, or waivers of Mandiant’s rights under, the Merger Agreement that decrease the amount of, or change the composition of, the merger consideration, extend the Termination Date (except as contemplated by the Merger Agreement) or that modify Article II or Article VII of the Merger Agreement in a manner that is adverse to Mandiant’s stockholders without the prior written consent of the stockholders party to the Mandiant Voting Agreements.

The foregoing description of the Mandiant Voting Agreements does not purport to be complete and is qualified in its entirety by the full text of the Mandiant Voting Agreements. The Mandiant Voting Agreement signed by Mandiant’s chief executive officer is filed as Exhibit 10.1, the Mandiant Voting Agreement signed by Blackstone Delta Lower Holdings DE L.P. and BTO FD Delta Holdings DE L.P. is filed as Exhibit 10.2, the Mandiant Voting Agreement signed by ClearSky Security Fund I LLC and ClearSky Power & Technology Fund II LLC is filed as Exhibit 10.3, and each are incorporated by reference. The Mandiant Voting Agreements have been attached to provide investors with information regarding their terms. They are not intended to provide any other factual information about Mandiant or the stockholders party thereto. Moreover, the representations and warranties in the Mandiant Voting Agreements were used for the purpose of allocating risk among the parties rather than establishing matters of fact. Accordingly, the representations and warranties in the Mandiant Voting Agreements should not be relied on as characterizations of the actual state of facts about Mandiant or the stockholders party thereto.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 7, 2022, the Board approved an amendment to Mandiant’s bylaws to add a new Article XI to Mandiant’s bylaws, providing that (1) the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of Mandiant; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Mandiant to Mandiant or its stockholders; (c) any action asserting a claim against Mandiant arising pursuant to any provision of the Delaware General Corporation Law, Mandiant’s certificate of incorporation or Mandiant’s bylaws; or (d) any action asserting a claim against Mandiant governed by the internal affairs doctrine; and (2) unless Mandiant consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

The foregoing summary of the amendment to Mandiant’s bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of such amendment, a copy of which is filed as Exhibit 3.1 and incorporated by reference.

Item 8.01.	Other Items.

On March 8, 2022, Mandiant issued a press release announcing entry into the Merger Agreement. A copy of the press release is included as Exhibit 99.1 and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated March 7, 2022, between Google LLC, Dupin Inc. and Mandiant, Inc.*
3.1	Amendment to Mandiant, Inc. Amended and Restated Bylaws
10.1	Mandiant Voting Agreement with Kevin R. Mandia
10.2	Mandiant Voting Agreement with Blackstone Delta Lower Holdings DE L.P. and BTO FD Delta Holdings DE L.P.
10.3	Mandiant Voting Agreement with ClearSky Security Fund I LLC and ClearSky Power & Technology Fund II LLC
99.1	Press Release of Mandiant, Inc., dated March 8, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Mandiant will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request. Mandiant may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Mandiant, Inc.

Date: March 9, 2022	By:	/s/ Richard Meamber
		Name:	Richard Meamber
		Title:	SVP, General Counsel and Secretary